Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Longs Drug Stores Corporation on Form S-8 of our report dated February 26, 2003 (which expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption of a new accounting standard), appearing in the Annual Report on Form 10-K of Longs Drug Stores Corporation for the year ended January 30, 2003.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
October 21, 2003